SAEED KAMRAN & CO.
(Chartered Accountants)

August 6, 2025

The Board of Directors
Readvantage Corp.
Nevada,
USA

Re: Readvantage Corp.- Exhibit 16.1

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated August 6, 2025, of Readvantage Corp. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards.

Yours faithfully,

Saeed Kamran & Co

(Saeed Kamran & Co.)
Chartered Accountants

Aamer Waqar Chaudhry
Partner

www.saeedkamran.co 321 Upper Mall, Lahore Pakistan info@skpgroup.net +92 42 35755530 +92 42 35793156